                                                                   EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 for Tender of

                                All Outstanding

                   9 1/2% Senior Subordinated Notes Due 2012

                                in exchange for

                                  Registered

                   9 1/2% Senior Subordinated Notes Due 2012

                                      of

                            ROTECH HEALTHCARE INC.

   This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer relating to the 9 1/2% Senior Subordinated Notes due 2012 of Rotech Healthcare Inc. (the "Issuer"), and to tender outstanding
9 1/2% Senior Subordinated Notes due 2012 (the "Old Notes") to the exchange agent under the guaranteed delivery procedures described in "The Exchange
Offer--Guaranteed Delivery Procedures" of the Issuer's prospectus dated       ,
2002, and in Instruction 2 to the related letter of transmittal. Any holder who wishes to tender their Old Notes under the guaranteed delivery procedures must ensure that The Bank of New York, as exchange agent (the "Exchange Agent"), receives this notice of guaranteed delivery, properly completed and duly executed, before the Expiration Date (as defined below) of the Exchange Offer. The exchange of Old Notes for New Notes and related documentation are referred to herein as the "Exchange Offer." Capitalized terms used but not defined herein have the meanings ascribed to them in the prospectus or the letter of transmittal.

   The Exchange Offer will expire at 5:00 p.m., New York City time, on       ,
2002, unless extended (the "Expiration Date"). Outstanding notes tendered in the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

                 The Exchange Agent for the Exchange Offer is:

                             The Bank of New York

                       For Delivery by Mail (registered
                        or certified mail recommended),
                        Overnight Delivery or by Hand:

                              101 Barclay Street
                        Reorganization Section-Floor 7E
                           New York, New York 10286

            By Facsimile Transmission (eligible institutions only):

                                (212) 298-1915

                             Confirm by Telephone:

                               (212)

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS STATED ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THOSE LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS NOTICE OF GUARANTEED DELIVERY SHOULD BE READ CAREFULLY BEFORE THE NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

   THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, THAT SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE IN THE BOX PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

   The undersigned hereby tenders to the Issuer, in accordance with the Issuer's Exchange Offer, upon the terms and subject to the conditions described
in the Issuer's prospectus dated       , 2002 and the related letter of
transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes listed below under the guaranteed delivery procedures described in the prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures" and in Instruction 2 of the related letter of transmittal.

   The undersigned hereby tenders the Old Notes listed below:

                             Certificate Number(s)
                           (if known) of Old Notes or
                             Account Number at The    Aggregate Principal Aggregate Principal
     Title of Series        Depository Trust Company  Amount Represented    Amount Tendered
     ---------------       -------------------------- ------------------- -------------------
9 1/2% Senior Subordinated
  Notes Due 2012

                           PLEASE SIGN AND COMPLETE

_________________________________ ________________________________________________
_________________________________ ________________________________________________
Name(s) of Registered Holder(s)   Signatures of Registered Holder(s) or Authorized
                                  Signatory
_________________________________
_________________________________
Address
                                  Dated      , 2002.
_________________________________
Area Code and Telephone Number(s)

   THIS NOTICE OF GUARANTEED DELIVERY MUST BE SIGNED BY THE REGISTERED HOLDER(S) OF OLD NOTES EXACTLY AS THE NAME(S) OF SUCH PERSON(S) APPEAR(S) ON CERTIFICATES FOR OLD NOTES OR ON A SECURITY POSITION LISTING AS THE OWNER OF OLD NOTES, OR BY PERSON(S) AUTHORIZED TO BECOME HOLDER(S) BY ENDORSEMENTS AND DOCUMENTS TRANSMITTED WITH THIS NOTICE OF GUARANTEED DELIVERY. IF SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON MUST PROVIDE THE FOLLOWING INFORMATION:

                      Please print name(s) and address(es)


                                Name(s):
                                _________
                                _________

                                Capacity:
                                _________

Address(es):

                                   GUARANTEE
                   (not to be used for signature guarantee)

   The undersigned, a firm which is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, hereby guarantees deposit with the Exchange Agent of the letter of transmittal (or facsimile thereof or agent's message in lieu thereof), together with the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at DTC as described in the prospectus under the caption "The Exchange Offer--Procedures for Tendering--Book-Entry Transfer" and in the related letter of transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three business days following the Expiration Date of the Exchange Offer.


             Name of Firm:__________________ ______________________
                                             (Authorized Signature)

             Address:_______________________ Title:________________


             _______________________________ Name:_________________
                                             (Please Type or Print)

             _______________________________
                                  (Zip Code)

             Area Code and Telephone Number: Date:_________________


         DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE UNDER, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY
         OTHER REQUIRED DOCUMENTS.

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

   1.   Delivery of this Notice of Guaranteed Delivery.   A properly completed
and duly executed copy of this notice of guaranteed delivery (or facsimile hereof or an agent's message and notice of guaranteed delivery in lieu hereof) and any other documents required by this notice of guaranteed delivery with respect to the Old Notes must be received by the Exchange Agent at its address listed herein before the Expiration Date of the Exchange Offer. The method of delivery of this notice of guaranteed delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the related letter of transmittal.

   2.   Signatures on this Notice of Guaranteed Delivery.   If this notice of
guaranteed delivery (or facsimile hereof) is signed by the registered holder(s) of the Old Notes referred to herein, the signature(s) must correspond exactly with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this notice of guaranteed delivery (or facsimile hereof) is signed by a participant of DTC whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

   If this notice of guaranteed delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of the DTC, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Old Notes or signed as the name(s) of the participant shown on DTC's security position listing.

   If this notice of guaranteed delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the letter of transmittal evidence satisfactory to the Exchange Agent of such person's authority to so act.

   3.   Requests for Assistance or Additional Copies.   Questions and requests
for assistance and requests for additional copies of the prospectus and this notice of guaranteed delivery may be directed to the Exchange Agent at the address listed on the cover page hereof. Holders may also contact their broker-dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.